UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 22, 2011

ZIOPHARM Oncology, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33038	84-1475642
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 Avenue of the Americas 19th Floor New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

(646) 214-0700
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.07	Submission of Matters to a Vote of Security Holders.

The registrant held its annual meeting of stockholders on June 22, 2011. All proposals brought before the meeting and requiring approval were approved by the requisite vote, and the votes with respect to each of the proposals are set forth below:

(i)           The stockholders elected eight directors to serve as members of the registrant’s Board of Directors until the next annual meeting of stockholders. The stockholders present in person or by proxy cast the following numbers of votes in connection with the election of directors, resulting in the election of all director nominees:

Nominee	Votes For	Votes Withheld
Jonathan Lewis, M.D., Ph.D.	34,325,447	745,070
Richard E. Bagley	34,090,169	980,348
Murray Brennan, M.D.	34,331,213	739,304
James A. Cannon	34,326,513	744,004
Senator Wyche Fowler, Jr., J.D.	34,328,213	742,304
Randal J. Kirk	30,218,895	4,851,622
Timothy McInerney	33,883,103	1,187,414
Michael Weiser, M.D., Ph.D.	34,097,102	973,415

(ii)           The stockholders ratified the appointment of McGladrey & Pullen, LLP as the independent registered public accounting firm of the Company for fiscal 2011.  There were 53,721,885 votes cast for the proposal; 114,491 votes were cast against the proposal; 575,045 votes abstained; and there were no broker non-votes.

(iii)           The stockholders adopted a resolution approving, on an advisory basis, the compensation of the registrant’s named executive officers, as disclosed in the registrant Proxy Statement for the 2011 annual meeting. There were 34,208,677 votes cast for the proposal; 150,678 votes were cast against the proposal; 711,162 votes abstained; and there were 19,340,904 broker non-votes.

(iv)           The stockholders approved, on an advisory basis, a proposal to hold a non-binding advisory vote on the compensation of the registrant’s named executive officers on an annual basis.  There were 32,619,579 votes cast for every “one” year, 274,621 votes cast for every “two” years, 1,550,041 votes cast for every “three” years; 626,275 votes abstained; and there were 19,340,905 broker non-votes.

In light of voting results at the annual meeting and other factors, the registrant’s Board of Directors has determined to hold a non-binding, advisory vote on the compensation of its named executive officers on an annual basis until the registrant next holds a stockholder vote on the frequency of such advisory vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIOPHARM Oncology, Inc.

Date: June 22, 2011	By:	/s/ Richard Bagley
Name: Richard Bagley
Title: President, Chief Operating Officer and Chief Financial Officer